                                                                     Exhibit 26


                    SECURITIES AND EXCHANGE COMMISSION
                          WASHINGTON, D.C. 20549

                                 FORM T-1

                STATEMENT OF ELIGIBILITY AND QUALIFICATION
                   UNDER THE TRUST INDENTURE ACT OF 1939
               OF A CORPORATION DESIGNATED TO ACT AS TRUSTEE

             CHECK IF AN APPLICATION TO DETERMINE ELIGIBILITY
              OF A TRUSTEE PURSUANT TO SECTION 305(b)(2) / /

                      PNC BANK, NATIONAL ASSOCIATION
            ---------------------------------------------------
            (Exact name of trustee as specified in its charter)

     (national bank)                        25-1197336
 ---------------------------            --------------------
 (State of incorporation if               (I.R.S. Employer
  not a U.S. national bank)              Identification No.)

       One PNC Plaza
Fifth Avenue and Wood Streets
   Pittsburgh, Pennsylvania                         15222
- ------------------------------                     ----------
  (Address of principal                            (Zip Code)
   executive offices)

               Lillian Cohen, PNC Bank, National Association
               201 Penn Avenue, Scranton, Pennsylvania 18501
                               717-961-7309
         --------------------------------------------------------
                  (Name, address and telephone number of
                            agent for service)


                            HORRIGAN AMERICAN, INC.
              ---------------------------------------------------
              (Exact name of obligor as specified in its charter)

      Pennsylvania                          23-2224614
- -------------------------               ------------------
(State or other jurisdic-                (I.R.S. Employer
 tion of incorporation                  Identification No.)
 or organization)

  6 Commerce Drive, Shillington, Pennsylvania             19607
- ----------------------------------------------         ----------
   (Address of principal executive offices)            (Zip Code)


       Subordinated Investment Certificates of the following series:

            1995 Series 8 Subordinated Investment Certificates 1995 Series A Subordinated Investment Certificates 1995 Series B Subordinated Investment Certificates 1995 Series C Subordinated Investment Certificates
           Passbook Series Subordinated Investment Certificates
           ----------------------------------------------------
                    (Title of the indenture securities)

Item 1.  General Information
         -------------------
Furnish the following information as to the trustee:

(a) Name and address of each examining or supervising authority to which it is subject.

                          Comptroller of the Currency
                                Washington, D.C.

                           Board of Governors of the
                             Federal Reserve System
                                Washington, D.C.

                     Federal Deposit Insurance Corporation
                                Washington, D.C.

(b)  Whether it is authorized to exercise corporate trust powers.

                                      Yes.

Item 2.  Affiliations with Obligor
         -------------------------

If the obligor is an affiliate of the trustee, describe each such affiliation.

                                     None.

Items 3 through 14.

The obligor is not in default under any of its outstanding securities for which PNC Bank, National Association is trustee. Accordingly, responses to Items 3 through 14 of Form T-1 are not required pursuant to General Instruction B to Form T-1.

Item 15.  Foreign Trustee
          ---------------

Identify the order or rule pursuant to which the foreign trustee is authorized to act as sole trustee under indentures to be qualified under the Act.

                              Not applicable.

Item 16.  List of Exhibits
          ----------------

List below the exhibits filed as part of this statement of eligibility and qualification.

     1.   Articles of Association of the trustee, filed as
          Exhibit 1 to the trustee's statement of eligibility and qualification, no. 22-25912, and incorporated by reference.

     2. Certificate of authority of the trustee to commence business, filed as Exhibit 2 to the trustee's statement of eligibility and qualification, registration no. 2-58789, and incorporated by reference.

     3. Authorization of the trustee to exercise corporate trust powers, filed as Exhibit 3 to the trustee's statement of eligibility and qualification, registration no. 2-58789, and incorporated by reference.

     4. By-Laws of the trustee, filed as Exhibit 4 to the trustee's statement of eligibility and qualification, no. 22-25912, and incorporated by reference.

     5.   Not applicable.

     6. The consent of the trustee required by Section 321(b) of the Trust Indenture Act of 1939 appears below.

     7. Report of condition of the trustee as of the close of business December 31, 1994.

     8.   Not applicable.

     9.   Not applicable.


                            CONSENT OF TRUSTEE

          Pursuant to the requirements of Section 321(b) of the Trust Indenture Act of 1939, in connection with the filing of this statement of eligibility, the trustee hereby consents that reports of examination by Federal and State authorities may be furnished by such authorities to the Securities and Exchange Commission upon its request.

                                 SIGNATURE

          Pursuant to the requirements of the Trust Indenture Act of 1939, the trustee, PNC BANK, NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America, has duly caused this statement of eligibility and qualification to be signed on its behalf by the undersigned, thereunto duly authorized, all in the City of Scranton and Commonwealth of Pennsylvania, on the 20th day of March, 1995.

                         PNC BANK, NATIONAL ASSOCIATION


                         By /s/ Lillian Cohen
                            -----------------------------
                              Lillian Cohen
                              Authorized Officer

                                                                   EXHIBIT T-1-7


                              REPORT OF CONDITION
               Consolidating domestic and foreign subsidiaries of
                         PNC BANK, NATIONAL ASSOCIATION
                   of PITTSBURGH in the state of PENNSYLVANIA
                          at the close of business on
                               December 31, 1994
                     published in response to call made by
                          Comptroller of the Currency,
                under title 12, United States Code, Section 161
                               Charter Number 540
               Comptroller of the Currency Northeastern District


                     STATEMENT OF RESOURCES AND LIABILITIES

                                                                   Thousands
                                                                  of Dollars
                                                                  ----------
                                     ASSETS

Cash and balances due from depository institutions
  Noninterest-bearing balances and currency and coin..........   $ 1,915,923
  Interest-bearing balances...................................         3,134
Securities
  Held-to-maturity securities.................................    13,012,893
  Available-for-sale securities...............................     2,599,848
Federal funds sold and securities purchased under
  agreements to resell in domestic offices of the
  bank and of its Edge and Agreement subsidiaries,
  and in IBFs:
    Federal funds sold........................................       143,200
    Securities purchased under agreements to resell...........             0
Loans and lease financing receivables:
  Loans and leases, net of unearned income         $24,628,499
  LESS: Allowance for loan and lease losses            662,850
  Loans and leases, net of unearned income,        -----------
    allowance and reserve.....................................    23,956,649
Assets held in trading accounts...............................            89
Premises and fixed assets (including capitalized leases)......       485,753
Other real estate owned.......................................        44,015
Investments in unconsolidated subsidiaries and
  associated companies........................................        36,562
Customers' liability to this bank on acceptances
  outstanding.................................................        33,770
Intangible assets.............................................       492,068
Other assets..................................................     1,888,857
                                                                 -----------
  Total Assets................................................   $44,624,761
                                                                 ===========

                                  LIABILITIES

Deposits:
  In domestic offices.........................................   $21,686,988
    Noninterest-bearing                            $ 5,352,189
    Interest-bearing                                16,334,799
  In foreign offices, Edge and Agreement subsidiaries,
    and IBFs..................................................     3,042,582
    Noninterest-bearing                            $     7,190
    Interest-bearing                                 3,035,392
Federal funds purchased and securities sold under agreements to repurchase in domestic offices of the bank and of its
  Edge and Agreement subsidiaries, and in IBFs:
    Federal funds purchased...................................       812,775
    Securities sold under agreements to repurchase............     3,179,914
Demand notes issued to U.S. Treasury..........................     1,703,413
Other borrowed money
  With original maturity of one year or less..................     8,250,302
  With original maturity of more than one year................     1,901,200
Mortgage indebtedness and obligations under
  capitalized leases..........................................         5,535
Bank's liabilities on acceptances executed and outstanding....        36,770
Subordinated notes and debentures.............................       155,000
Other liabilities.............................................       573,760
                                                                 -----------
Total liabilities.............................................    41,348,239


                                 EQUITY CAPITAL

Common Stock..................................................        30,850
Surplus.......................................................     1,341,900
Undivided profits and capital reserves........................     2,001,620
Net unrealized gains (losses) on available-for-sale
  securities..................................................       (97,848)
Total equity capital..........................................     3,276,522
                                                                 -----------
Total liabilities and equity capital..........................   $44,624,761
                                                                 ===========